    FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP
ANNOUNCES SECOND QUARTER EARNINGS

July 21, 2010-Honesdale, PA

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank announced earnings for the three months ended June 30, 2010 of $1,818,000.  This represents an increase of $69,000, or 3.9%, over the $1,749,000 earned in the similar period of 2009.  Earnings per share (fully diluted) were $.66 in the 2010 period, increasing from the $.63 earned in the similar period of 2009.  Annualized return on average assets for the three months ended June 30, 2010 was 1.36% with an annualized return on average equity of 11.03%.  Net income for the six months ended June 30, 2010 totaled $3,615,000, which is $129,000 or 3.7%, higher than the same six month period of last year.  Earnings per share (fully diluted) for the six months ended June 30, 2010 and 2009 totaled $1.31 and $1.26 per share, respectively.

Total assets as of June 30, 2010 were $546.6 million with loans receivable of $353.9 million, deposits of $407.8 million and stockholders’ equity of $66.8 million.  Total assets increased $38.1 million, or 7.5% during the twelve months ended June 30, 2010.

Loans receivable decreased $6.7 million since June 30, 2009 due to the sale of fixed rate residential mortgage loans.  The commercial loan portfolio, principally real estate related, increased $3.8 million, while installment loans decreased $3.0 million.  The Company experienced a significant volume of residential mortgage activity but sold $17.3 million of fixed-rate residential mortgages, principally with 30 year terms, for purposes of interest rate risk management.  As a result, mortgage loans outstanding decreased $7.5 million for the period.

Non-performing assets, which includes non-performing loans and foreclosed assets, totaled $4,136,000 and represented .76% of total assets as of June 30, 2010 compared to $5,407,000 and 1.02% of assets as of December 31, 2009 and $2,597,000, or .83% of total assets, as of June 30, 2009.  Net charge-offs were $91,000 for the quarter and totaled $512,000 for the six months ended June 30, 2010 compared to $59,000 and $104,000, respectively, for the similar periods in 2009.  The Company determined that it was appropriate to provide $150,000 and $480,000 for potential future loan losses for the three and six month periods ended June 30, 2010, respectively, compared to $220,000 and $445,000, respectively, for the similar periods in 2009.  The allowance for loan losses totaled $5,421,000 as of June 30, 2010, increasing from $4,574,000 as of June 30, 2009 and represented 1.53% of total loans outstanding.

For the three months ended June 30, 2010, net interest income, on a fully taxable equivalent basis (fte), totaled $5,066,000, an increase of $61,000 or 1.2% over the similar period in 2009.  Net interest margin (fte) for the 2010 period was 3.96% decreasing from 4.13% for the similar period in 2009 due to a decrease of 54 basis points on interest earning assets which was only partially offset by a 48 basis point decrease in the cost of funds.  New purchases and the reinvestment of proceeds from investment security activity contributed significantly to the reduced yield on assets. Net interest income (fte) for the six months ended June 30, 2010 totaled $10,269,000, which was a $422,000, or 4.3%

increase, over the similar period in 2009.  Net interest margin (fte) for both periods was 4.05%.

Other income for the three months ended June 30, 2010 totaled $1,016,000 compared to $1,168,000 for the similar period in 2009.  The decrease was primarily due to a $108,000 reduction in gains on the sales of investment securities.  Service charges also decreased $72,000 in comparison to the second quarter of last year.  For the six months ended June 30, 2010, other income totaled $2,018,000 compared to $2,449,000 in the 2009 period.  The 2010 period includes $205,000 in gains and servicing rights on the sale of $10.5 million of residential mortgage loans compared to $254,000 in similar gains on sales of $15.7 million of mortgage loans in the 2009 period.  Gains on the sales of investment securities totaled $219,000 on sales of $12.6 million for the 2010 period compared to $333,000 in similar gains in the 2009 period.  The proceeds from investment securities sales were reinvested to provide protection from rising interest rates.  The Company also had a $150,000 gain on the sale of deposits related to a branch closure, in the 2009 period.

Other expenses totaled $3,176,000 for the three months ended June 30, 2010, a decrease of $144,000 from the $3,320,000 reported in the similar period of 2009.  The decrease was principally related to FDIC insurance assessments, which included a special assessment of $225,000 in the 2009 period.  For the six months ended June 30, 2010, other expenses totaled $6,336,000 compared to $6,595,000 for the similar period in 2009, a decrease of $259,000 due to the FDIC special assessment recognized in 2009.

Mr. Critelli commented, “Even though we are operating in a very challenging environment, we believe the Company had a very solid start to 2010.  Our core earnings are strong, net interest margin remains close to 4.00% and our capital levels are at the top of our peer group.  We are certainly aware that the slow down in the economy, increased unemployment and the soft real estate market will continue to impact our customers throughout the remainder of 2010.  However, we are confident that the resiliency of the people in Northeastern Pennsylvania will prevail as we slowly exit this period of economic instability.  We believe that we are well positioned to take advantage of the opportunities available as the economy rebounds.”

Norwood Financial Corp., through its subsidiary Wayne Bank, operates eleven offices in Wayne, Pike and Monroe Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

 Forward-Looking Statements. The foregoing material may contain forward-looking statements.  We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements.  Those risks and uncertainties include changes in federal and state laws, changes in the absolute and relative levels of interest rates, the ability to control costs and expenses, demand for real estate, general economic conditions and the effectiveness of governmental response thereto.  Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and net interest income, which are non-GAAP financial measures.  Tax-equivalent interest income and net interest income are derived from GAAP interest income and net interest income using an assumed tax rate of 34%.  We believe the presentation of interest income and net interest income on a tax–equivalent basis ensures comparability of interest income and net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.
The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

	Three months ended June 30		Six months ended June 30
(dollars in thousands)	2010	2009	2010	2009

Net Interest Income	$4,832	$4,835	$9,829	$9,516
Taxable equivalent basis adjustment using 34% marginal tax rate	234	170	439	331
Net interest income on a fully taxable equivalent basis	$5,066	$5,005	$10,269	$9,847

Contact:	William S. Lance
Senior Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP
570-253-8505
www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	June 30
	2010	2009
ASSETS
Cash and due from banks	$6,168	$7,548
Federal funds sold	3,000	0
Interest bearing deposits with banks	25,374	6
Cash and cash equivalents	34,542	7,554

Securities available for sale	141,245	122,601
Securities held to maturity, fair value 2010: $179 and 2009: $721	169	708
Loans receivable (net of unearned Income)	353,933	360,593
Less: Allowance for loan losses	5,421	4,574
Net loans receivable	348,512	356,019
Investment in FHLB Stock, at cost	3,538	3,538
Bank premises and equipment,net	5,061	5,297
Bank owned life insurance	8,074	8,234
Foreclosed real estate owned	382	798
Accrued interest receivable	2,113	2,117
Other assets	2,944	1,629
TOTAL ASSETS	$546,580	$508,495

LIABILITIES
Deposits:
Non-interest bearing demand	$63,408	$60,444
Interest-bearing	344,355	313,709
Total deposits	407,763	374,153
Short-term borrowings	24,378	24,596
Other borrowings	43,000	43,000
Accrued interest payable	1,617	2,210
Other liabilities	3,056	3,435
TOTAL LIABILITIES	479,814	447,394

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	9,777	9,879
Retained earnings	56,526	52,402
Treasury stock, at cost: 2010: 80,977 shares, 2009: 92,666 shares	(2,467)	(2,871)
Accumulated other comprehensive income	2,646	1,407
TOTAL STOCKHOLDERS' EQUITY	66,766	61,101

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$546,580	$508,495

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
INTEREST INCOME
Loans receivable, including fees	$5,218	$5,426	$10,628	$10,713
Securities	1,141	1,316	2,362	2,713
Other	18	1	29	7
Total Interest income	6,377	6,743	13,019	13,433

INTEREST EXPENSE
Deposits	1,102	1,420	2,301	2,921
Short-term borrowings	27	73	61	169
Other borrowings	416	415	828	827
Total Interest expense	1,545	1,908	3,190	3,917
NET INTEREST INCOME	4,832	4,835	9,829	9,516
PROVISION FOR LOAN LOSSES	150	220	480	445
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,682	4,615	9,349	9,071

OTHER INCOME
Service charges and fees	570	642	1,093	1,240
Income from fiduciary activities	93	82	179	164
Net realized gains on sales of securities	64	172	219	333
Gains on sale of loans and servicing rights	130	121	205	254
Gain on sale of deposits	0	0	0	150
Other	159	151	322	308
Total other income	1,016	1,168	2,018	2,449

OTHER EXPENSES
Salaries and employee benefits	1,572	1,595	3,187	3,209
Occupancy, furniture and equipment	408	379	802	864
Data processing related	216	203	412	399
Taxes, other than income	150	139	297	275
Professional Fees	138	104	277	202
FDIC Insurance assessment	118	358	236	484
Foreclosed real estate owned	13	6	29	18
Other	561	536	1,096	1,144
Total other expenses	3,176	3,320	6,336	6,595

INCOME BEFORE TAX	2,522	2,463	5,031	4,925
INCOME TAX EXPENSE	704	714	1,416	1,439
NET INCOME	$1,818	$1,749	$3,615	$3,486

Basic earnings per share	$0.66	$0.64	$1.31	$1.27

Diluted earnings per share	$0.66	$0.63	$1.31	$1.26

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended June 30	2010	2009

Net interest income	$4,832	$4,835
Net income	1,818	1,749

Net interest spread (fully taxable equivalent)	3.64%	3.70%
Net interest margin (fully taxable equivalent)	3.96%	4.13%
Return on average assets	1.36%	1.39%
Return on average equity	11.03%	11.49%
Basic earnings per share	$0.66	$0.64
Diluted earnings per share	0.66	0.63

For the Six Months Ended June 30

Net interest income	$9,829	$9,516
Net income	3,615	3,486

Net interest spread (fully taxable equivalent)	3.72%	3.62%
Net interest margin (fully taxable equivalent)	4.05%	4.05%
Return on average assets	1.37%	1.39%
Return on average equity	11.06%	11.64%
Basic earnings per share	$1.31	$1.27
Diluted earnings per share	1.31	1.26

As of June 30

Total Assets	$546,580	$508,495
Total Loans receivable	353,933	360,593
Allowance for loan losses	5,421	4,574
Total deposits	407,763	374,153
Stockholders' equity	66,766	61,101
Trust Assets under management	99,137	93,162

Book value per share	$24.16	$22.23
Equity to total assets	12.22%	12.02%
Allowance to total loans receivable	1.53%	1.27%
Nonperforming loans to total loans	1.06%	0.50%
Nonperforming assets to total assets	0.76%	0.51%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	June 30	March 31	31-Dec	30-Sep	30-Jun
	2010	2010	2009	2009	2009
ASSETS
Cash and due from banks	$6,168	$7,945	$6,498	$8,769	$7,548
Interest bearing deposits with banks	25,374	14,672	7,857	280	6
Federal funds sold	3,000	3,000	3,000	3,000	-
Cash and cash equivalents	34,542	25,617	17,355	12,049	7,554

Securities available for sale	141,245	125,653	130,577	126,349	122,601
Securities held to maturity	169	168	708	708	708
Loans receivable (net of unearned Income)	353,933	357,587	363,474	359,482	360,593
Less: Allowance for loan losses	5,421	5,362	5,453	4,663	4,574
Net loans receivable	348,512	352,225	358,021	354,819	356,019
Investment in FHLB stock	3,538	3,538	3,538	3,538	3,538
Bank premises and equipment, net	5,061	5,126	5,189	5,258	5,297
Foreclosed real estate owned	382	392	392	562	798
Other assets	13,131	13,798	13,916	11,584	11,980
TOTAL ASSETS	$546,580	$526,517	$529,696	$514,867	$508,495

LIABILITIES
Deposits:
Non-interest bearing demand	$63,408	$60,144	$59,821	$63,600	$60,444
Interest- bearing deposits	344,355	331,512	331,652	319,263	313,709
Total deposits	407,763	391,656	391,473	382,863	374,153
Other borrowings	67,378	64,781	68,803	62,553	67,596
Other liabilities	4,673	4,977	4,949	5,715	5,645
TOTAL LIABILITIES	479,814	461,414	465,225	451,131	447,394

STOCKHOLDERS' EQUITY	66,766	65,103	64,471	63,736	61,101

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$546,580	$526,517	$529,696	$514,867	$508,495

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
Three months ended	2010	2010	2009	2009	2009
INTEREST INCOME
Loans receivable, including fees	$5,218	$5,410	$5,428	$5,382	$5,426
Securities	1,141	1,221	1,283	1,297	1,316
Other	18	11	11	1	1
Total Interest income	6,377	6,642	6,722	6,680	6,743

INTEREST EXPENSE
Deposits	1,102	1,199	1,411	1,433	1,420
Borrowings	443	446	484	481	488
Total Interest expense	1,545	1,645	1,895	1,914	1,908
NET INTEREST INCOME	4,832	4,997	4,827	4,766	4,835
PROVISION FOR LOAN LOSSES	150	330	1,100	140	220
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,682	4,667	3,727	4,626	4,615

OTHER INCOME
Service charges and fees	570	523	622	614	642
Income from fiduciary activities	93	86	91	99	82
Net realized gains (losses) on sales of securities	64	155	40	90	172
Gains on sale of loans and servicing rights	130	75	185	42	121
Gain on sale of deposits	0	0	-	-	-
Earnings and proceeds on life insurance	96	102	913	102	88
Other	63	61	74	71	63
Total other income	1,016	1,002	1,925	1,018	1,168

OTHER EXPENSES
Salaries and employee benefits	1,572	1,615	2,009	1,611	1,595
Occupancy, furniture and equipment , net	408	394	360	367	379
Foreclosed real estate owned	13	16	288	130	6
FDIC insurance assessment	118	118	93	133	358
Other	1,065	1,017	952	933	982
Total other expenses	3,176	3,160	3,702	3,174	3,320

INCOME BEFORE TAX	2,522	2,509	1,950	2,470	2,463
INCOME TAX EXPENSE	704	712	148	695	714
NET INCOME	$1,818	$1,797	$1,802	$1,775	$1,749

Basic earnings per share	$0.66	$0.65	$0.65	$0.64	$0.64

Diluted earnings per share	$0.66	$0.65	$0.65	$0.64	$0.63

Book Value per share	$24.16	$23.52	$23.25	$23.07	$22.23

Return on average equity	11.03%	11.10%	11.09%	11.25%	11.49%
Return on average assets	1.36%	1.38%	1.39%	1.40%	1.39%

Net interest spread	3.64%	3.79%	3.55%	3.63%	3.70%
Net interest margin	3.96%	4.14%	3.96%	4.07%	4.13%

Allowance for loan losses to total loans	1.53%	1.50%	1.50%	1.30%	1.27%
Net charge-offs to average loans (annualized)	0.10%	0.47%	0.34%	0.06%	0.07%
Nonperforming loans to total loans	1.06%	1.12%	1.38%	0.88%	0.50%
Nonperforming assets to total assets	0.76%	0.83%	1.02%	0.73%	0.51%